Exhibit 1.01

Johnson & Johnson
Conflict Minerals Report
For the Calendar Year Ended December 31, 2015

Introduction
Johnson & Johnson is the parent company of various consolidated subsidiaries (together, the “Company”) engaged in the manufacture and sale of a broad range of products in the health care field across three business segments: Consumer, Pharmaceutical and Medical Devices.

Pursuant to the requirements of Rule 13p-1 under the Securities Exchange Act of 1934 and Form SD (together, the “Rule”), this Conflict Minerals Report describes, for the period from January 1, 2015 to December 31, 2015, the measures the Company has taken to conduct due diligence on the source and chain of custody of the conflict minerals contained in, and necessary to the functionality or production of, the products in its supply chain. Under the Rule, “conflict minerals” are defined as columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten, and gold (or “3TG”).

Products and Supply Chain
All product lines manufactured or contracted to be manufactured by the Company throughout its three business segments were assessed to determine whether they potentially contain 3TG. Through the screening process, product teams determined, to the best of their knowledge, that the following product lines (the “in-scope products”) contain 3TG or have a high likelihood of containing 3TG: (i) in the Company’s Pharmaceutical and Consumer segments, a small number of products that contain electronic components, including pharmaceutical diagnostics products and consumer plug-in and/or battery-operated devices; and (ii) in the Medical Devices segment, many categories of medical devices due to the presence of metal alloys and electronic components, including, but not limited to:

•	orthopaedic, trauma and spine products;

•	surgery and energy products;

•	products to treat cardiovascular disease, including electrophysiology products;

•	blood glucose monitoring and insulin delivery products; and

•	sterilization and disinfection products to reduce surgical infection.
The broad and complex range of in-scope products may contain necessary conflict minerals within the following components:

•	Tantalum, used in capacitors and certain alloys;

•	Tin, used in soldered components;

•	Tungsten, used in coatings and certain alloys; and

•	Gold, used in circuit boards and electronic components.
The Company’s supply chains are complex and fragmented. As a “downstream” company, the Company is many tiers removed in the minerals supply chain from smelters or refiners (“SORs”) that process the metals found in its final products, and there are many intervening third parties between the original sources of conflict minerals and the Company. The Company, therefore, must rely on its immediate suppliers, with which it has business relationships, to provide information regarding the sourcing of 3TG in the in-scope products. The Company’s immediate suppliers, in turn, typically are also downstream in the minerals supply chain and have similar challenges in achieving supply chain transparency.

In addition, because the Company manufactures and sells highly regulated health care products, its existing suppliers have gone through lengthy, rigorous, and multi-level regulatory and quality assessments and approvals. Therefore, it can be very difficult to switch to another supplier if an existing supplier is not responsive to the Company’s conflict minerals program.

Reasonable Country of Origin Inquiry

The Company conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the 3TG in materials, components and finished goods supplied to the Company, including the following steps:

•
With the assistance of a third-party vendor (the “Vendor”) with expertise in supply chain due diligence, the Company engaged its 286 immediate, potential 3TG suppliers to collect information regarding the presence and sourcing of 3TG in its products. These suppliers were asked to complete and submit the Conflict Minerals Reporting Template v.4.01 (“CMRT”). The CMRT is a standardized reporting survey form developed by the Conflict-Free Sourcing Initiative (“CFSI”) that requests, among other things, information regarding country of origin of 3TG supplied to the Company and the SORs in the 3TG supply chain.

•
The Vendor followed up with all unresponsive suppliers via both automated emails and one-on-one emails, including by offering assistance and further information about the requirements of the Rule and the Company’s expectations. If after these outreach efforts, a supplier still did not respond to the survey, the relevant Company supplier relationship manager (“SRM”) was asked to directly contact the supplier to request a response.

•	The Vendor identified and followed up on incomplete or contradictory answers in each CMRT form submitted.

•
Suppliers that responded that the materials or goods they supplied to the Company did not contain 3TG were removed from the scope of the survey only after verification of this information from Company SRMs and product stewards.

•	The Company’s conflict minerals team focused additional engagement efforts on potential 3TG suppliers deemed higher-priority based on spend volume.

•	The Company received responses from approximately 74% of all surveyed suppliers.

•
The Vendor verified whether the metals processors identified by suppliers in their survey responses are actually SORs or recyclers of 3TG by comparing the alleged SOR names to CFSI’s Standard Smelter List, resulting in a list of over 300 SORs verified to exist.

•
The Vendor researched and reviewed mine information for the verified SORs to determine, to the best of its knowledge, the country of origin of the minerals processed by those SORs. This information was also compared to the country of origin data available to the Company as a member of CFSI.

On the basis of its RCOI, the Company has reason to believe that at least some of the 3TG contained in the in-scope products originated in the Democratic Republic of Congo (DRC) or an adjoining country (together, the “covered countries”), and not from recycled or scrap sources. Accordingly, the Company conducted due diligence on the source and chain of custody of these conflict minerals.

Due Diligence

The Company’s due diligence measures, described below, were designed to conform, in all material respects, with the internationally recognized due diligence framework set forth in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-

Affected and High-Risk Areas, including the Supplements on 3T and gold. These measures took into account the OECD’s recommendations for companies in the downstream segments of the supply chain, which typically are several tiers removed from, and have no direct relationships with, SORs.

1.	Company Management Systems

The Company has implemented a conflict minerals compliance program (the “Program”) with the following attributes:
Policy Statement

•
In 2013, the Company adopted its Statement on Conflict Minerals, which can be found on the Johnson & Johnson website at: http://www.jnj.com/sites/default/files/pdf/Johnson-Johnson-Conflict-Minerals-Statement-April-2013.pdf, and which sets forth the expectation that the Company’s suppliers source materials from suppliers that also source responsibly, including from conflict-free mines in the covered countries.

Internal Team

•
In 2013, the Company established a centralized, cross-functional conflict minerals governance team (the “Core Team”) to oversee the implementation of the Program. The Core Team includes representation from the following functions: Procurement; Legal; Finance; Internal Audit; Environmental, Health, Safety & Sustainability; and Corporate Citizenship. The Core Team periodically reports to senior management on Program developments and progress.

•	Members of the Core Team participate in industry groups, forums, and conferences focused on compliance with the Rule and responsible sourcing of conflict minerals.
Control Systems and Supply Chain Transparency

•
The Company has engaged the Vendor to facilitate supplier engagement and assist the Company in collecting, analyzing, verifying, and storing supplier-provided data and performing due diligence for the Program.

•
To further strengthen the Program and supply chain due diligence, in 2014, the Company became a member of CFSI, a cross-industry organization that provides resources, tools and information to help companies source conflict-free minerals, including a list of confirmed SORs and CFSI’s Conflict-Free Smelter Program (the “CFSP”), which validates SORs as conflict-free based on independent third-party audits.

•
Based on learnings from the 2014 conflict minerals campaign, members of the Core Team monitored and provided input to the Vendor’s activities and analyses related to the 2015 CMRT survey process. In addition, a team from the Company’s Internal Audit function conducted an audit of the Vendor’s processes and activities to confirm contract compliance and data provided by the Vendor, as well as to identify improvements to strengthen the due diligence process going forward.

•
The Core Team and the Vendor maintain electronic records of product and supply chain information collected through their due diligence activities carried out under the Program. Documentation related to the annual supplier surveys is retained for at least five years.

Supplier Engagement

•
In support of its Statement on Conflict Minerals, the Company has incorporated conflict mineral provisions into the standard terms of its Supply Chain master supply agreement template. Because most supply contracts have multi-year terms, it will take a number of years to integrate these provisions into supplier contracts as new supplier relationships are formed and existing suppliers renew their contracts.

•
To promote more timely and accurate responses from suppliers, members of the Core Team created an internal training program that requires all internal SRMs who have direct relationships with the Company’s immediate, potential 3TG suppliers to participate in a training module to educate them on conflict minerals, the conflict minerals reporting requirements, and the Program.

•
To ensure suppliers understand its expectations, the Company has, through the Vendor, provided video and written training on conflict minerals and the CMRT. This training includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel, as needed.

Grievance Mechanism

•
The Company has a dedicated conflict minerals electronic mailbox used for communications with suppliers. In addition, the Company has a hotline (www.CredoHotline.com) that provides a mechanism for anyone to anonymously report conduct they know or believe is in violation of Company guidelines or policies, including any concerns related to the conflict minerals supply chain.

2. Risk Identification and Assessment
Although the Company requested information at a product level, a substantial majority of all supplier survey responses consisted of information at a company level—i.e., the supplier provided information about SORs in its supply chain generally, not just for the products or components supplied to the Company. Information in those surveys, therefore, may not be relevant to any of the Company’s products and may identify SORs that are not actually in the Company’s supply chain. The number of product-level supplier survey responses increased over the previous year. Although the information provided in these product-level responses may be incomplete and has not been confirmed, the Company believes that there is a greater likelihood that the SORs listed in these responses are in the Company’s supply chain.

The Vendor attempted to match each verified SOR from the supplier survey responses to lists of conflict-free SORs (i.e., SORs validated or certified as conflict-free under internationally-recognized programs such as the CFSP, the London Bullion Market Association Good Delivery program (“LBMA”) and the Responsible Jewellery Council Chain-of-Custody Certification program (“RJC”)). SORs classified as actively pursuing conflict-free status under the CFSP also were identified. For the 2015 reporting year, 23 SORs listed in suppliers’ survey responses were confirmed to source from covered countries, and all 23 of these SORS were validated as conflict-free.

To further assess the potential risk that 3TG in its supply chain could be associated with armed conflict, the Company focused on the verified SORs that are not conflict-free (and not actively seeking conflict-free status) and: (a) are confirmed to source from countries with a high risk of supporting armed conflict, including the covered countries, or (b) whose country of origin sourcing is unknown. Such SORs are considered to be higher risk.

3. Risk Response Strategy

Through its membership in CFSI, the Company helps to encourage and support independent third-party audits of SORs’ supply chain due diligence practices. For any SOR that has not been validated through such an audit and which the Company determines to be of particular high risk—for example, because of reliable evidence of sourcing from covered countries—the Company (a) seeks to confirm from its relevant immediate suppliers whether 3TG processed by the SOR is in fact in its supply chain, and (b) places additional emphasis on advocating for the SOR to participate in a conflict-free assessment program such as the CFSP.

If the SOR’s sourcing due diligence does not improve, the Company will work to develop corrective action, which may include encouraging its immediate suppliers to transition sourcing away from the high-risk SOR.

4. Audit of Due Diligence Practices of SORs

The Company supports internationally-recognized assessment programs, such as the CFSP, that facilitate and confirm independent third-party audits of SORs’ supply chain due diligence practices.

5. Annual Reporting on Supply Chain Due Diligence

The Company reports annually on its supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.

Determinations

Based on the above-described due diligence efforts, the Company does not have conclusive information regarding the country of origin of, or facilities used to process, the necessary conflict minerals in its products for the 2015 reporting period.

Set forth in Annex A is a list of (a) SORs reported in product-level supplier survey responses which, although not confirmed, are believed to have a greater likelihood of being in the Company’s supply chain, and (b) SORs reported in company-level supplier survey responses for which there is reliable data regarding country of origin sourcing or conflict-free (or actively seeking conflict-free) status, based on CFSI data as of April 7, 2016. The Company is unable to determine whether any of the facilities listed in Annex A in fact processed conflict minerals in its products.

Based on CFSI’s country of origin data as of April 7, 2016, which is organized by risk-based categories, Annex B provides an aggregated list of the countries of origin, to the extent known, from which the SORs listed in Annex A are believed to have sourced conflict minerals, in addition to recycled and scrap sources.

The Company’s efforts to determine the mine or location of origin of the necessary conflict minerals in its products with the greatest possible specificity consisted of the implementation of the Program and due diligence measures described above in this Conflict Minerals Report.

Risk Mitigation Steps

With the conflict minerals regulatory regime in its early stages, it will take time for the various supply chain and industry participants to institute programs and agreed processes to gather verifiable information on conflict minerals sourcing and chain of custody. Accordingly, the Company’s due diligence is an iterative process and progress is expected to be incremental over time. To work toward this progress, the Company plans to:

•
Seek to Improve Supplier Engagement. With the goal of increasing the response rate and quality of survey responses, including increasing the number of product-level survey responses, the Company will continue to reach out to suppliers, support education and training for suppliers, and seek to integrate expectations regarding the Program into new supplier contracts and those coming up for renewal.

•
Continue to Enhance and Refine Due Diligence Processes. Based on learnings from the 2015 supplier survey process, including from the Company’s Internal Audit review of the Vendor’s processes, the Core Team will continue to work internally and with the Vendor to enhance its supplier survey and due diligence processes.

•
Support Efforts to Encourage SOR Participation in Conflict-Free Validation Programs. The Company will continue to participate as a member of CFSI to support programs, such as the CFSP, that facilitate and validate independent third-party audits of SORs’ supply chain due diligence practices.

ANNEX A
The following is a list of (a) SORs reported in product-level supplier surveys, and (b) SORs reported in company-level supplier surveys for which country of origin sourcing is known or which have conflict-free (or actively seeking conflict-free) status, based on CFSI data as of April 7, 2016. SORs that have been validated by CFSI to have conflict-free sourcing, or are in the process of being validated, are indicated by asterisk.

Mineral	Smelter or Refiner (“SOR”) Name	SOR Country of Location
Gold	Advanced Chemical Company*	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus SA*	SWITZERLAND
Gold	Asahi Pretec Corporation*	JAPAN
Gold	Asahi Refining Canada Limited*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux SA*	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.*	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation*	KOREA, REPUBLIC OF
Gold	DODUCO GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Elemetal Refining, LLC*	UNITED STATES
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A*.	ITALY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation*	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong*	CHINA

Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Company Limited*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna*	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.*	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies SA*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP SA*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox SA*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Republic Metals Corporation*	UNITED STATES
Gold	Royal Canadian Mint*	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals*	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyería Platería SA*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom*	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Valcambi SA*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES

Tantalum	Duoluoshan*	CHINA
Tantalum	E.S.R. Electronics*	UNITED STATES
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Plansee SE Liezen*	AUSTRIA
Tantalum	Plansee SE Reutte*	AUSTRIA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.*	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Tranzact, Inc.*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide*	CHINA
Tin	Alpha*	UNITED STATES
Tin	An Thai Minerals Company Limited*	VIETNAM

Tin	An Vinh Joint Stock Mineral Processing Company*	VIETNAM
Tin	Chenzhou Yun Xiang mining limited liability company*	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Gita Pesona*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*	VIETNAM
Tin	Elmet S.L.U. (Metallo Group)*	SPAIN
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH*	GERMANY
Tin	Fenix Metals*	POLAND
Tin	Gejiu Fengming Metalurgy Chemical Plant*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC*	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Melt Metais e Ligas S/A*	BRAZIL
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company*	VIETNAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	Phoenix Metal Ltd.*	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT Cipta Persada Mulia*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Justindo*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	PT Wahana Perkit Jaya*	INDONESIA
Tin	Resind Indústria e Comércio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company*	VIETNAM
Tin	VQB Mineral and Trading Group JSC*	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	ACL Metais Eireli*	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIETNAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA

Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck GmbH*	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES
Tungsten	Kennametal Huntsville*	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Moliren Ltd*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIETNAM
Tungsten	Philippine Chuangin Industrial Co., Inc.*	PHILIPPINES
Tungsten	Pobedit, JSC*	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.*	VIETNAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA

ANNEX B
Countries of Origin
Below is an aggregated list of countries of origin, to the extent known, from which the SORs listed in Annex A are believed to have sourced conflict minerals, based on data available from CFSI as of April 7, 2016.

Argentina	Mongolia
Australia	Mozambique
Austria	Namibia
Belgium	Niger
Bolivia	Nigeria
Brazil	Papua New Guinea
Burundi	Peru
Canada	Philippines
Chile	Portugal
China	Russia
Democratic Republic of Congo	Rwanda
Ethiopia	South Africa
Germany	South Korea
Ghana	Spain
Guinea	Sweden
Hong Kong	Switzerland
India	Taiwan
Indonesia	Tajikistan
Japan	Tanzania
Kazakhstan	Thailand
Kyrgyzstan	United Arab Emirates
Laos	United Kingdom
Malaysia	United States
Mali	Uzbekistan
Mexico	Zambia